UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016 (January 8, 2016)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard,

Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 8, 2016, the Board of Directors (the “Board”) of Corrections Corporation of America, a Maryland corporation (the “Company”) amended and restated the Company’s Bylaws (the “Amended and Restated Bylaws”) to implement provisions relating to proxy access. Article II, Section 12(b) of the Amended and Restated Bylaws permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to 25% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article II, Section 12(b).

The Amended and Restated Bylaws also made certain clarifying and non-substantive changes.

This description of the Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws filed as Exhibit 3.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Corrections Corporation of America Seventh Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	January 11, 2016	CORRECTIONS CORPORATION OF AMERICA

		By:	/s/ David M. Garfinkle

David M. Garfinkle
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Corrections Corporation of America Seventh Amended and Restated Bylaws